UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

INCO LIMITED

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-1143 (Commission File Number)	98-0000676 (IRS Employer Identification No.)

145 King Street West, Suite 1500, Toronto, Ontario (Address of principal executive offices)	M5H 4B7 (Zip code)

(416) 361 7511
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 30, 2004, the approximately 85% owned subsidiary of Inco Limited (“Inco”), Goro Nickel S.A. (“Goro Nickel”), which is the project company for the Goro nickel-cobalt project in the French overseas territorial community of New Caledonia (the “Project”), acting through and on behalf of its New Caledonian branch, entered into the agreements described below to implement the Girardin Act tax-advantaged lease financing (the “Financing”) program provided by the French Government for the Project. This French legislative program provides certain tax incentives for French qualified investors (“Investors”) to extend financing to companies like Goro Nickel who sponsor investments or projects in French overseas territorial communities like New Caledonia.

Under the terms of the Financing, an initial drawdown was made at year-end 2004 to finance the purchase, construction and installation of specified equipment and other assets for a portion of the Project’s planned process plant (the “Girardin Assets”). Additional drawdowns are currently scheduled to be made in 2005 and 2006. This Financing is currently expected to involve the lease financing of Girardin Assets estimated to cost approximately U.S. $500 million.

Inco currently estimates that Goro Nickel would, through the effective forgiveness of approximately U.S. $130 million of the total advances to be provided by certain parties who are Investors (“Participating Investors”) under this Financing for the purchase, construction and installation of the Girardin Assets, realize net cash benefits totalling approximately U.S. $130 million. This estimate assumes that all of the terms and conditions of the Financing are met on a timely basis and that the maximum amounts to be drawn down in 2005 and 2006 would be available based upon certain assumptions relating to this Financing.

In connection with the Financing, Goro Nickel and Inco have entered into the following agreements (collectively, the “Transaction Documents”):

(1) a tax loan agreement dated December 30, 2004 (“Tax Loan Agreement”) among a special purpose vehicle created to own the Girardin Assets (“GNiFi”), Participating Investors and the Participating Investors’ agent pursuant to which, among other things, the Participating Investors committed to provide advances to GNiFi in December 2004, 2005 and 2006;

(2) a loan agreement dated December 30, 2004 (“Loan Agreement”) between GNiFi and Goro Funding, LLC (the “Lender”), a wholly-owned subsidiary of Inco, pursuant to which the Lender has agreed to provide a loan to GNiFi to finance the balance of the costs not financed by the Tax Loan Agreement in connection with the purchase, construction and installation of the Girardin Assets;

(3) a construction agreement dated December 30, 2004 (“Construction Agreement”) between Goro Nickel and GNiFi pursuant to which Goro Nickel has agreed to construct the Girardin Assets on behalf of GNiFi;

(4) a lease agreement dated December 30, 2004 (“Lease”) between Goro Nickel and GNiFi pursuant to which Goro Nickel has agreed to lease the Girardin Assets from GNiFi upon completion of the construction and installation of the Girardin Assets in accordance with the terms of the Construction Agreement;

(5) a first demand guarantee dated December 30, 2004 (“First Demand Guarantee”) between Inco and BNP Paribas, in its capacity as security agent under the Inter-Creditor Agreement described below (“Security Agent”), pursuant to which Inco has agreed to guarantee the payment by Goro Nickel of up to a maximum amount of U.S.$100 million (“Maximum Amount”) in connection with any indemnity owed to GNiFi or the Participating Investors under the Construction Agreement and the Lease in the event that any tax deductions permitted under the tax ruling described below are denied or reversed by the French tax authorities and any interest or penalties are levied by such authorities (an “Add-Back Indemnity”);

(6) an additional guarantee dated December 30, 2004 (“Other Guarantee”) between Inco and the Security Agent guaranteeing the payment by Goro Nickel of (a) any Add-Back Indemnity exceeding the Maximum Amount, and (b) any other amounts payable by Goro Nickel under the Lease;

(7) a put option agreement dated December 30, 2004 (“Put Agreement”) among Inco, Goro Nickel, the Participating Investors and the Participating Investors’ agent pursuant to which, among other things, the Participating Investors have the right to sell for a nominal price their interests in GNiFi to Goro Nickel and Inco, or their designees, upon the occurrence of certain material adverse environmental events relating to Goro Nickel; and

(8) an inter-creditor agreement dated December 30, 2004 (“Inter-Creditor Agreement”) among Goro Nickel, Inco, the Lender, the Participating Investors, the Security Agent and the Participating Investors’ agent pursuant to which the parties have set out (a) the role of the Security Agent, (b) the subordination upon the occurrence of a termination event under the Construction Agreement or the Lease of the repayment of the loan under the Loan Agreement provided by the Lender to certain payments to the Participating Investors and other creditors of GNiFi, and (c) the ranking of security interests and the repayment of creditors of GNiFi or the Participating Investors.

Each of the Transaction Documents as well as certain other related agreements in connection with the Financing is governed by French law.

The availability of favorable tax treatment for the Financing was confirmed in a ruling issued on December 30, 2004 by the French Minister of the Economy, Finance and Industry (the “Ruling”). The Ruling provides that the Participating Investors, who either hold interests in GNiFi directly or through an affiliated company, may take tax deductions equal up to the Euro equivalent of U.S.$481 million (the “Deductible Amount”) in each of 2004, 2005 and 2006 in annual amounts established in the Ruling. To support deductions up to the Deductible Amount, GNiFi must own assets at least equal in value to the Deductible Amount. The Ruling also requires that Goro Nickel and/or Inco satisfy certain conditions, including, among other things, (1) completing the construction of the Project by December 31, 2008, (2) meeting certain minimum production and operating tests as confirmed by independent experts, (3) operating for a minimum period of five years, and (4) complying with certain ongoing reporting obligations.

Under the terms of the Tax Loan Agreement, the Participating Investors have committed to provide non-refundable loans to GNiFi (“Tax Loans”). No interest is payable by GNiFi on the outstanding amounts of the Tax Loans. After the deduction of certain implementation costs relating to the Financing, assuming all of the conditions with respect to the Financing are met and the Remaining Tax Loans (as defined below) are provided, Tax Loans equal to approximately U.S.$130 million have been, or will be, made available to GNiFi under this agreement in three tranches in December 2004, 2005 and 2006 to partially assist in the funding of the construction of the Girardin Assets. Of the Tax Loans to be made in 2005 and 2006, approximately 65% of these amounts have been committed by the Participating Investors with the balance (“Remaining Tax Loans”) to be placed with additional Investors with the assistance of a French bank through a best efforts undertaking.

That portion of the Financing for the Girardin Assets not provided by the Tax Loan Agreement will be provided by the Lender pursuant to the terms of the Loan Agreement. The total commitment of the Lender is sufficient to cover capitalized interest, certain potential overruns relating to the purchase construction and installation of the Girardin Assets and any Remaining Tax Loans not taken up by additional Investors in 2005 and 2006. The Loan Agreement provides for three installments to be made on the same date that the Participating Investors must provide Tax Loans under Tax Loan Agreement, with a fourth installment to fund cost overruns, if any, to be made upon completion of the Girardin Assets in accordance with the terms of the Construction Agreement, as described below. The Loan Agreement provides for interest to be payable semi-annually, with the first interest payment due six months after completion of the Girardin Assets and the first principal repayment due two and a half years after completion of the Girardin Assets. The loan provided under the Loan Agreement is to be repaid over 12 years.

Under the terms of the Construction Agreement, Goro Nickel is responsible for the purchase, construction, installation and commissioning the Girardin Assets on behalf of GNiFi. Construction costs are fixed at approximately U.S.$500 million and will be payable to Goro Nickel in three installments, subject to cost overruns up to a specified maximum amount which would need to be funded through a fourth installment to be provided by the Lender. The Construction Agreement provides that GNiFi shall acquire title to the Girardin Assets as the assets are completed and delivered. Once the Girardin Assets have been constructed, installed and commissioned to the levels required under the Construction Agreement (“Substantial Completion”), the Girardin Assets will be leased to Goro Nickel pursuant to the terms of the Lease. Substantial Completion of the Assets under the terms of the Construction Agreement cannot occur until the Girardin Assets are complete and integrated into the Project process plant such that the first autoclave of the planned process plant is ready to accept feed for processing. Goro Nickel is required to give notice of the Substantial Completion to GNiFi by December 31, 2008 or such later date as may be approved by the French tax authorities, but in any event no later than December 31, 2009. The Construction Agreement also provides that Goro Nickel must meet a specified production test by the earlier of 24 months after Substantial Completion or the end of 2010.

Under the Lease, Goro Nickel will lease the Girardin Assets from GNiFi. The term of the Lease (unless terminated earlier in accordance with its terms) is 12 years from Substantial Completion. Rent payable under the Lease will be denominated in U.S. dollars and payable in semi-annual installments. The amount and timing of such rent payments will coincide with the amount and timing of repayments of interest and principal under the Loan Agreement by GNiFi. Under the terms of a tri-partite rental delegation agreement dated December 30, 2004 between Goro Nickel, GNiFi and the Lender, Goro Nickel is directed to pay rent payable under the Lease directly to the Lender in full satisfaction of amounts payable under the Loan Agreement.

The Construction Agreement and the Lease contain detailed events of default and termination rights for the benefit of GNiFi, including the failure to meet the terms and conditions of the Ruling. Following any termination of the Lease, (1) certain termination compensation could be payable by Goro Nickel to the Participating Investors pursuant to the Add-Back Indemnity described below and (2) Goro Nickel would be required to either (a) repay the entire outstanding amount of the loan provided by the Lender under the Loan Agreement or (b) assume all of GNiFi’s obligations under the Loan Agreement. Upon the occurrence of such events, Goro Nickel would continue to have the right to use the Girardin Assets (with GNiFi retaining ownership thereof until all termination compensation due by Goro Nickel under the Lease is paid). In addition, each of the Construction Agreement and the Lease provides that Goro Nickel must indemnify GNiFi and the Participating Investors under broad indemnity provisions covering (1) the Add-Back Indemnity, (2) increased taxes incurred by GNiFi or the Participating Investors in respect of a change in tax laws or the imposition of an unanticipated tax in New Caledonia, and (3) operational losses incurred by the Participating Investors arising out of third party claims in their capacity as owners of the Girardin Assets through GNiFi. In the event of a termination of the Construction Agreement or Lease or in the event the Put Agreement is triggered prior to the fifth anniversary of Substantial Completion, it is possible that the Participating Investors could lose their tax deductions in respect of the Girardin Assets, thereby triggering an Add-Back Indemnity. As described above, Inco entered into the First Demand Guarantee and the Other Guarantee guaranteeing the payment of these amounts in certain circumstances if not paid by Goro Nickel. Each of these guarantees includes events of default which could trigger a termination of the Construction Agreement and the Lease.

In connection with any termination event under the Construction Agreement or the Lease, the Inter-Creditor Agreement provides restrictions on the repayment of certain parties. In addition to the elements of such agreement described above, the Inter-Creditor Agreement sets out the ranking of security interests and the repayment of creditors, with priority being given to the Participating Investors. This agreement also sets out the procedure in connection with the payments to be made from the proceeds of (i) any termination compensation payable under the Construction Agreement or Lease which is paid to the Security Agent under a delegation agreement dated December 30, 2004, (ii) any amounts collected under the First Demand Guarantee and the Other Guarantee, (iii) the enforcement of a mortgage granted to the Security Agent over the land on which the

Girardin Assets will be located, and (iv) in certain limited circumstances, insurance proceeds received in respect of the Girardin Assets. The land on which the Girardin Assets are to be located has been leased by Goro Nickel to GNiFi pursuant to a lease assignment agreement dated December 30, 2004.

The Lease provides Goro Nickel with a purchase option (the “Purchase Option”), exercisable starting on the fifth anniversary of Substantial Completion and every six months thereafter, and ending on the twelfth anniversary of Substantial Completion. Upon exercise of Goro Nickel’s right to purchase the Girardin Assets pursuant to the Purchase Option, Goro Nickel will be responsible for either (1) the repayment of all amounts then outstanding under the Loan Agreement, or (2) assuming all obligations of GNiFi under the Loan Agreement. In addition, Goro Nickel under a call option agreement dated December 30, 2004 between Goro Nickel, Inco, the Participating Investors and the Participating Investors’ agent has an option to purchase the Participating Investors’ interests in GNiFi for a nominal purchase price exercisable on the same dates as the Purchase Option is exercisable. The Participating Investors also have a right under the Put Agreement described above to sell their interests in GNiFi to Goro Nickel and Inco, or their designees, for a nominal purchase price five years and three months after Substantial Completion and at the end of each six month period thereafter. As a result, the expectation of the parties to the Financing is that the Lease will be terminated after the fifth year of operation upon the exercise of one of the options by Goro Nickel.

Neither Inco, Goro Nickel nor the Lender has any material relationship with GNiFi, the Participating Investors, the Security Agent or the Participating Investors’ agent. BNP Paribas, who is one of the Participating Investors and serves as the Security Agent under the Inter-Creditor Agreement, is one of the lenders under Inco’s current credit facilities with a group of financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED
	By:	/s/ Stuart F. Feiner
Stuart F. Feiner
Date: January 5, 2005		Executive Vice-President, General Counsel and Secretary